Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-3
(Form Type)

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Class A common stock, par value $0.0001 per share ("Common Stock")	Rule 457(r)	2,884,615	$52.00	$149,999,980.00	0.00013810	$20,715.00
Fees Previously Paid		—	—	—	—	—	—		—
	Total Offering Amounts						$149,999,980.00		$20,715.00
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$20,715.00

1
The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Table” in the registrant’s Registration Statement on Form S-3 (File No. 333-278041), in accordance with Rules 456(b) and 457(r) under the Securities Act.